Exhibit 99.1

Trilogy Metals Provides an Update on the Ambler Mining District Access Road

Draft Supplemental Environmental Impact Statement Expected in Q2 2023

VANCOUVER, BC, Sept. 21, 2022 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE: TMQ) ("Trilogy" or the "Company") is providing an update on the Ambler Access Project ("AAP") – the proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects ("UKMP") to the Dalton Highway.

The United States Bureau of Land Management ("USBLM") has published in the Federal Register a Notice of Intent ("NOI") that it will prepare a Supplemental Environmental Impact Statement ("SEIS") for the proposed Ambler Mining District Industrial Access Road. The NOI indicates that:

  The USBLM will accept comments related to the SEIS for 45 days so that the USBLM can determine which, if any, additional impacts and resources related to identified deficiencies should be more thoroughly assessed to facilitate integrating the USBLM's National Environmental Policy Act ("NEPA") analysis with its ongoing Alaska National Interest Lands Conservation Act Section 810 and National Historic Preservation Act Section 106 processes;
  Input by Alaska Native Tribes and Corporations will continue to be of critical importance and that USBLM will continue to consult with these entities under applicable guidance; and
  Preparation of the SEIS in compliance with NEPA will additionally help the USBLM to fulfill its obligations under applicable law.

The USBLM has said it anticipates publishing a Draft SEIS during the second quarter of 2023, after which it will accept public comments on the Draft SEIS.

Tony Giardini, President and CEO of Trilogy, commented, "While we welcome the clarified timeline of the SEIS, we continue to urge the United States Department of the Interior (the "DOI") to move expeditiously through its work to reinstate the Joint Record of Decision ("JROD"). The industrial-use-only access road is not only important for future development of our projects, it is also expected to bring many benefits to remote Alaskan communities where improved infrastructure can significantly reduce the cost of living. We are confident that subsistence use of the land will be appropriately considered and protected during the development of the road and the UKMP. The Upper Kobuk Mineral Projects will bring significant positive benefits, including high-paying, stable jobs and increased security of US domestic production of metals."

Ely Cyrus, President of the Native Village of Kiana, commented, "The Native Village of Kiana had discussed the proposed project in the past, and we recognized the high potential for employment and educational opportunities for our tribal members. Mining has provided our villages with infrastructure and opportunities for decades in part due to the Red Dog mine. Our tribal members and community have received millions of dollars of project funding in the past few years through the Northwest Arctic Borough Village Improvement Fund (VIF program) which is funded through natural resource proceeds. Projects include a new community building, and heavy equipment for road construction and maintenance. The USBLM did not choose to visit our community, as we would have welcomed the opportunity to share with them the positive benefits of responsible natural resource development."

Background

On July 23, 2020, the Company announced that the USBLM had issued the JROD and the FEIS for the AAP. Subsequently, a Section 404 Permit, which is governed by the Clean Water Act was issued by the United States Army Corp. of Engineers ("USACE") to the Alaska Industrial Development and Export Authority ("AIDEA").

The five-year permitting process for the AAP was carried out by AIDEA in an exhaustive, extensive, and robust manner with considerable outreach and accommodation to affected communities and other parties. According to AIDEA, during the scoping period (which was extended from 90 days to over 330 days), the USBLM held 15 public hearings in 13 communities and received more than 7,200 written comments. Subsequently, after a draft Environmental Impact Statement ("EIS") was released in August 2019, the USBLM held an additional 18 hearings in rural communities, hearings in two hub communities (Anchorage and Fairbanks), and a hearing in Washington, D.C. The USBLM received an additional 29,000 written comments to the draft EIS which were scrutinized and incorporated into the FEIS. AIDEA reiterated that the development and production of the FEIS and JROD, which have cost almost $5 million to date, comprised of extraordinarily high-quality and comprehensive analysis.

Lawsuits were filed shortly thereafter by a coalition of national and environmental non-government organizations in response to the issuance of the JROD for the Ambler Access Project. Subsequently NANA Regional Corporation, Inc., AIDEA, Ambler Metals LLC (Trilogy's joint venture with South32 Limited) and the State of Alaska applied for and were granted intervenor status.

In a letter to Anchorage Daily News on May 7, 2022, Fred Sun, Tribal President and Chair of the Native Village of Shungnak, and Johnetta Horner, Tribal President of the Native Village of Kobuk, stated, "We represent two of the federally-recognized tribes from Northwest Alaska. The proposed Ambler Access Project will cross our traditional homelands. We believe responsible development on, or near, these lands can provide benefits to our people. The project has the potential to provide jobs, allow road access to deliver fuel and other supplies which are currently flown in at great expense to our people, and fund essential government services in our extremely remote region of the Arctic."

In May 2022, the United States District Court (the "Court") granted the DOI motion for voluntary remand without vacatur of the previously-issued JROD that authorized a right-of-way across federally managed lands. Judge Gleason ruled that the Court shall retain jurisdiction over this matter, and that the DOI is to file a status report with the Court within 60 days from the date of the order and every 60 days thereafter. In addition, any party involved in the action may move for a status conference upon a showing of good cause. In June 2022, the Court denied the plaintiffs' motion to reconsider the Court's May 17th remand order.

The DOI had indicated that the remand would allow them to supplement deficiencies in its analysis of impacts to subsistence uses under ANILCA Section 810 and their consultation with Tribes pursuant to NHPA Section 106.27.

NANA issued a press release on May 19, 2022 stating NANA is not in favor of the remand but applauds the Court's decision not to vacate the JROD. The JROD and the processes it lays out ensure that communities along the proposed road corridor will have a strong voice in how any road project would move forward. The JROD is supported broadly in northwest Alaska, including by NANA, Maniilaq Association, 11 federally recognized Tribes in the NANA region, as well as the Northwest Arctic Borough and Northwest Arctic Borough School District.

For more information on the NOI, please go to NOI document.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company that holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in Northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District, one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits that have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 181,387 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the permitting and construction of the AAP, the timing and benefits of the AAP and the merits of the UKMP are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving whether the Alaska Industrial Development and Export Authority will build the AAP; the results of the additional supplemental work on the FEIS resulting from the voluntary remand; the impact of the COVID-19 pandemic; success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks,  prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2021 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/September2022/21/c8695.html

%CIK: 0001543418

For further information: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 21-SEP-22